                                                    As filed with the Securities
                                                         and Exchange Commission
                                                             on January 24, 2003
                                                      Registration No. 333-14304



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                       FOR
                        1986 DIRECTORS' STOCK OPTION PLAN

                        ---------------------------------

                             FRANKLIN BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         MICHIGAN                                         01-07 46997
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)

                             FRANKLIN BANCORP, INC.
                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-4710

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        1986 DIRECTORS' STOCK OPTION PLAN

  Originally established by Franklin Bank, National Association and assumed by
                Franklin Bancorp, Inc. (Full title of the plan)

              DAVID L. SHELP, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-4710

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                               FRED B. GREEN, ESQ.
                            BODMAN, LONGLEY & DAHLING
                       34TH FLOOR, 100 RENAISSANCE CENTER
                             DETROIT, MICHIGAN 48243

                         ------------------------------

EXPLANATORY STATEMENT

         This post-effective amendment No. 1 to the initial registration statement on Form S-8 with respect to the 1986 Directors' Stock Option Plan (the "Plan") which initial registration statement was filed with the Office of the Comptroller of the Currency ("OCC") on May 29, 2001 (the "Registration Statement") is being filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 414 of the Securities Act of 1933, as amended, by the registrant, Franklin Bancorp, Inc., a Michigan corporation and bank holding company under the Bank Holding Company Act of 1956, as amended ("Franklin"), the successor issuer to Franklin Bank, National Association (the "Association"). Franklin became the successor issuer to the Association following a corporate reorganization (the "Reorganization") that became effective following the close of business on October 23, 2002 pursuant to the consummation of that certain Consolidation Agreement dated as of April 23, 2002 by and among the Association, FB Interim National Bank ("Interim Bank") and Franklin, wherein the Association became a wholly-owned subsidiary of Franklin by the consolidation of the Association and the Interim Bank. In connection with the Reorganization, Franklin common stock, no par value, was issued to the Association's shareholders in exchange for their Association shares, common stock par value $1.00, on a one-for-one basis and Franklin became the sole shareholder of the Association. Further, as part of the consummation of the Reorganization, the Association's stock option plans were assumed by Franklin and in connection therewith shares of common stock, no par value, of Franklin will be issued upon the valid exercise of options under the Plan in lieu of shares of common stock of the Association, $1.00 par value, on a one-for-one basis.

         Franklin expressly adopts the Registration Statement as its own registration statement for all purposes under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep the Registration Statement from being misleading in any material respect.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

Not required to be filed with the Registration Statement

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with the Registration Statement.

PART II - INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by the Association with the OCC or by Franklin with the SEC, as specifically set forth below, are incorporated as of their respective dates in this Registration Statement by reference:

     1. The Association's annual report on Form 10-K for the fiscal year ended December 31, 2001 which was filed by the Association with the OCC and which was included as Exhibit 99.1 to Franklin's Form 8-K filed with the SEC on November 7, 2002;



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     2.   The Association's 2002 definitive proxy statement which was filed by the Association with the OCC and which was included as Exhibit 99.4 to Franklin's Form 8-K filed with the SEC on November 7, 2002;

     3. The Association's quarterly report on Form 10-Q for the quarter ended March 31, 2002 which was filed by the Association with the OCC and which was included as Exhibit 99.2 to Franklin's Form 8-K filed with the SEC on November 7, 2002;

     4. The Association's quarterly report on Form 10-Q for the quarter ended June 30, 2002 which was filed by the Association with the OCC and which was included as Exhibit 99.3 to Franklin's Form 8-K filed with the SEC on November 7, 2002;

     5. The Association's quarterly report on Form 10-Q for the quarter ended September 30, 2002 which was filed by the Association with the OCC and which was included as Exhibit 99.5 to Franklin's Form 8-K filed with the SEC on November 15, 2002;

     6.   The Association's Form 8-K for June 5, 2002 filed with the OCC;

     7.   Franklin's Form 8-K filed with the SEC on November 7, 2002;

     8.   Franklin's Form 8-K filed with the SEC on November 15, 2002;

     9.   Franklin's Form 8-K filed with the SEC on December 5, 2002;

     10.  Franklin's Form 8-K filed with the SEC on January 13, 2003; and

     11. The description of Franklin's common stock, no par value, contained in the Association's 2002 definitive proxy statement which was filed by the Association with the OCC and which was included as Exhibit 99.4 to Franklin's Form 8-K filed with the SEC on November 7, 2002.

All documents filed with the SEC by Franklin pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

A member of the law firm which provided the legal opinion set forth in Exhibit 5 hereto




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beneficially owns approximately 3,750 shares of common stock of Franklin.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     A.  Bank Holding Company Act

         Franklin is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and as such is subject to compliance with banking laws and regulations issued under the Federal Deposit Insurance Act ("FDIA"). In compliance with the Federal Reserve Board's Supervisory Letter 2-17 (June 8, 2002), which addresses Section 18(k) of the FDIA, Franklin shall not indemnify any person against any expense, penalties, payments or judgments incurred as the result of an administrative proceeding or civil action instituted by an appropriate federal banking regulatory agency, which indemnification would result in a prohibited indemnification payment as defined by applicable statute or regulation. To the extent that Franklin's Articles of Incorporation or Bylaws are inconsistent with this federal requirement, this provision shall control.

     B.  Michigan Business Corporation Act

         1.       Indemnification from Actions Brought by Third Parties

         Franklin is incorporated under the laws of the State of Michigan and is subject to the Michigan Business Corporation Act, as amended ("MBCA"). The MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation ("Third Party Action"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful ("1. Standard of Conduct"). The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         2.       Indemnification from Actions By or In the Right of the
                  Corporation

         The MBCA further provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor ("Corporation Action") by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint




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venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders ("2. Standard of Conduct"), except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent for any indemnification against expenses that may be ordered by the Court.

         3.       Indemnification Against Expenses

         To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of either a Third Party Action or a Corporation Action, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this paragraph.

         4. Permissible Indemnification Provisions in the Articles of Incorporation

         The articles of incorporation may contain a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled, or (ii) intentional infliction of harm on the corporation or the shareholders, or (iii) approval of certain wrongful corporate acts, or (iv ) an intentional criminal act.

         5. Determination of the Propriety of Indemnification and Evaluation and Payment of Expenses

         To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director, a corporation may indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the applicable statutory Standard of Conduct required for Third Party Actions and Corporation Actions, but no indemnification may be made except to the extent authorized by a court, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, approved certain wrongful corporate acts, or intentionally committed a criminal act. In connection with a Corporation Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with a Third Party Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

         In the absence of a provision in the articles of incorporation eliminating or limiting the liability of a director, indemnification from Third Party Actions or Corporation Actions, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporate Actions and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.





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

         If a person is entitled to indemnification under the provisions relating to either a Third Party Action or a Corporate Action for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         The determination of the propriety of indemnification and evaluations of the reasonableness of expenses and settlement shall be made in any of the following ways: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (b) if a quorum cannot be obtained under subdivision
(a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding, or (c) by independent legal counsel in a written opinion, which counsel shall be selected pursuant to the terms and conditions of the MBCA, or (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

         An authorization of payment of indemnification shall be made in any of the following ways:

         (a) by the board in one of the following ways:

if there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (ii) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (iii) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (iv) if there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with the MBCA, in which authorization all directors may participate.

         (b) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

         6. Payment or Reimbursement of Reasonable Expenses Prior to Final Disposition of Proceedings.

         A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporation Actions, and (b) the person furnishes the corporation a written undertaking, executed personally




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or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable Standard of Conduct required for Third Party Actions and Corporation Actions. The undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

         Determinations and evaluations shall be made in the same manner as described in paragraph 5 above.

         A provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

         7.       Statutory Indemnification or Advancement of Expenses is Not
                  Exclusive.

         The indemnification or advancement of expenses provided under the MBCA is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in the MBCA continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

         8.       Liability Insurance.

         A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under other provisions of the MBCA.

      C. Franklin's Articles of Incorporation

         Article VIII of the Franklin's Articles of Incorporation provide for indemnification of officers and directors as follows.

         "A. Indemnity Rights. Each director of this corporation shall be indemnified as of right to the fullest extent now or later permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit, proceeding (whether brought by or in the name of this corporation, a subsidiary, or otherwise) arising out of his or her service as a director, trustee, officer, or in any other capacity to this corporation, subsidiary, a trust or any other person at the request of this corporation or a subsidiary. Any officer, employee, representative, agent, or person who is not a director of this corporation may be similarly indemnified in respect of his or her service to this corporation to the extent authorized at any time by this corporation's bylaws or its board of directors. This corporation's bylaws may prescribed additional terms and conditions implementing the indemnification rights created under this Article. This corporation's bylaws



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may expand, but shall not diminish, the scope of indemnification prescribed by this Article.

         B. Insurance. This corporation may purchase and maintain insurance to protect itself and any director or other person against any liability asserted against him or her and incurred by him or her in respect of service to this corporation whether or not this corporation would have the power to indemnify him or her against any liability by law or under the provisions of this Article. The purchase of insurance shall not, however, diminish the corporation's obligations to a director under this Article.

         C. Application; Amendments. This Article shall be applicable to all claims, actions, suits, or proceedings against a director in his capacity as such, regardless of when commenced and regardless of when the underlying acts or omissions occurred. This Article shall continue to benefit any person who has ceased to render service to the corporation, and shall inure to the benefit of his or her estate, heirs, and personal representatives. Any person who serves as a director while this Article is in effect shall be entitled to rely upon these indemnification rights as the binding contractual obligation of this corporation and its successors, which shall continue in full force and effect notwithstanding any merger, consolidation, liquidation, or dissolution of this corporation. No amendment, alteration, modification, or repeal of this Article shall have any retroactive effect to diminish in any respect a director's indemnity rights with respect to any claim arising or relating to any action, omission, or event occurring prior to the effective date of the amendment, alteration, modification, or repeal of this Article."

      D. Franklin's Bylaws

         Article VIII of the Franklin's Bylaws provide for indemnification of officers and directors as follows.

         "Section 1. Actions and Suits Brought by Others.

                  a. This Corporation shall indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (other than an action by or in the right of this Corporation) by reason of the fact that he or she is or was a director of this Corporation or a subsidiary, or, while serving as such a director, is or was serving at the request of this Corporation or a subsidiary as a director, officer, partner, trustee, employee, or agent of this Corporation, a subsidiary of this Corporation, or of another foreign or domestic corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, whether or not for profit. Such indemnification shall be against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of this Corporation, or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  b. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this Corporation, or its shareholders, or with respect to any criminal action or proceeding, that he or she had reasonable




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cause to believe that his or her conduct was unlawful.

                  c. Officers, employees, representatives, agents and other persons who are not directors of this Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the articles of incorporation.

         Section 2. Actions and Suits by this Corporation.

                  a. This Corporation shall indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director of this Corporation or a subsidiary, or, while serving as such a director, is or was serving at the request of this Corporation or a subsidiary as a director, officer, partner, trustee, employee, or agent of this Corporation, a subsidiary, or another foreign or domestic corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, whether or not for profit. Such indemnification shall be against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Corporation, or its shareholders.

                  b. No indemnification under this Section of this Article shall be made in respect of any claim, issue, or matter as to which such person shall have been found liable to this Corporation, except to the extent authorized in
Section 6 of this Article.

                  c. Officers, employees, representatives, agents and other persons who are not directors of this Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the articles of incorporation.

         Section 3. Expenses. To the extent that a director, executive officer, or other person whose indemnification is authorized by the board of directors, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit, or proceeding and in any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section 3.

         Section 4. Determination, Evaluation and Authorization. (a) Except as otherwise provided in subsection c., below, any indemnification of a person under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination and evaluation shall be made in any of the following ways:

                  i. By the board of directors by a majority vote of a quorum consisting of directors who were not parties or threatened to be made parties to such action, suit, or



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proceeding; or

                  ii. If such a quorum is not obtainable, by a majority vote of a committee appointed by the board of directors consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; or

                  iii. By independent legal counsel (who may be the regular counsel of this Corporation) in a written opinion, which counsel shall be selected by the board of directors or its committee in the manner prescribed in i or ii above, or, if a quorum of the board cannot be obtained in the manner prescribed in i. above and a committee cannot be appointed under ii. above, by the board of directors; or

                  iv. By all independent directors, if any so qualify under the MBCA, who are not parties or threatened to be made parties to the action, suit, or proceeding; or

                  v. By the shareholders, but shares held by persons who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

All directors may participate in the appointment of a committee under Subsection
ii. above or in the selection of independent legal counsel under Subsection c. above.

(b) If the determination and evaluation under a., above, conclude that indemnification is appropriate, then authorization of payment of the indemnification may be made in any of the following ways:

                  i. by the board of directors in any of the following ways:

                                    (A) If there are two or more directors who
                  are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors, a majority of whom shall be a quorum for this purpose; or

                                    (B) By the majority of the members of a
                  committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

                                    (C) If the corporation has one or more
                  independent directors, as defined by the MBCA, who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of such independent directors, a majority of whom shall constitute a quorum for this purpose; or
                                    (D) If there are no independent directors
                  and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, then by vote necessary for action by the Board in accordance with ss. 523 of the MBCA, in which authorization of all directors may participate.

                  ii. by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to an action, suit or proceeding may not be voted on the authorization.

(c) Notwithstanding any other provision of these Bylaws, to the extent of the elimination or limitation of the liability of a director provided in Article VII of the Articles of Incorporation, the




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

corporation shall indemnify a director for the expenses and liabilities described in this subsection without a determination that the director has met the standard of conduct set forth in Sections 1 and 2 above, but no indemnification may be made except to the extent authorized in Section 6 if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated section 551 of the MBCA or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in
Section 2, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit or proceeding by or in the right of the corporation, as described in Section 1, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

         Section 5. Advancing of Expenses. This Corporation may pay or reimburse the reasonable expenses incurred by a person who may be entitled to indemnification under this Article and who is a party or threatened to be made a party to an action, suit, or proceeding described in Section 1 or 2 of this
Article in advance of final disposition of the proceeding if:

                  a. The person furnishes this Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article; and

                  b. The person furnishes this Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and

                  c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by Subsection b. above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Section 4 of this Article.

         Section 6. Determination by Court. A director who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. This Corporation shall indemnify such person if the court determines that the person is fairly and reasonably entitled to indemnification under this Article in view of all the relevant circumstances, whether or not the person met the applicable standard of conduct set forth in Sections 1 or 2 of this Article or was adjudged liable as described in Section 2 of this Article, but if the person was adjudged liable, his or her indemnification shall be limited to reasonable expenses incurred.

         Section 7. Partial Indemnification. If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, this Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         Section 8. Indemnification Not Exclusive. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this Article and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing."

         "Section 14. Prohibited Indemnification. Notwithstanding anything in this Article VIII to the contrary, the Corporation shall not indemnify any person against any expense, penalties, payments or judgments incurred as the result of an administrative proceeding or civil action instituted by an appropriate federal banking regulatory agency, which indemnification would result in a prohibited indemnification payment as defined by applicable statute or regulation."

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

         Exhibit Number             Description of Document
         --------------             -----------------------

         4(a) Consolidation Agreement incorporated by reference to Exhibit A of the Association's 2002 definitive proxy statement filed by the Association with the OCC and which was also included as Exhibit 99.4 to Franklin's Form 8-K filed with the SEC on November 7, 2002.

         4(b) Articles of Incorporation of the Franklin, incorporated by reference to Exhibit B of the Association's 2002 definitive proxy statement filed by the Association with the OCC and which was also included as Exhibit
                                    99.4 to Franklin's Form 8-K filed with the SEC on November 7, 2002.

         4(c) Bylaws of Franklin, incorporated by reference to Exhibit C of the Association's 2002 definitive proxy statement filed by the Association with the OCC and which was also included as Exhibit 99.4 to Franklin's Form 8-K filed with the SEC on November 7, 2002.

         4(d)                       Bylaw Amendment (Article VIII, Section 14).

         4(e) 1986 Directors' Stock Option Plan, incorporated by reference to Exhibit 5(e) of Form F-2 of the Association, dated December 31, 1991 filed with the OCC and which was also included as
                                    Exhibit 10.2 to Franklin's Form 8-K filed with the SEC on November 15, 2002.

         4(f)                       Amendment to 1986 Directors' Stock Option
                                    Plan.

         5 Opinion and Consent of Bodman, Longley, LLP as to the legality of the securities being registered.

         23(a) Consent of Grant Thornton LLP, independent auditors.

         23(b) Consent of Bodman, Longley, & Dahling, LLP, legal counsel (contained in Exhibit 5).

         24 Powers of Attorney (contained in the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Office of the Comptroller of the Currency such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

         Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement on Form S-8 (with respect to the 1986 Directors' Stock Option Plan) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on January 22, 2003.


                                   FRANKLIN BANCORP, INC.

                                   By:   /s/ David L. Shelp
                                       -----------------------------------------
                                         David L. Shelp,
                                         President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed below on January 22, 2003, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint David L. Shelp and David
F. Simon, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same with the Office of the Comptroller of the Currency. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.



/s/ David L. Shelp                                /s/ Dean A. Friedman
----------------------------------------------    ------------------------------
(David L. Shelp,  President, Chief Executive      (Dean A. Friedman, Director)
Officer, Chief Financial Officer and Director
(principal executive, financial and accounting
officer)


/s/ David F. Simon                                /s/ Richard J. Lashley
----------------------------------------------    ------------------------------
(David F. Simon, Chairman of the Board)           (Richard J. Lashley, Director)


/s/ Irving R. Beimler                             /s/ John Wm. Palmer
----------------------------------------------    ------------------------------
(Irving R. Beimler, Director)                     (John Wm. Palmer, Director)

                                  EXHIBIT INDEX


         Exhibit Number       Description of Document
         --------------       -----------------------

         4(d)                 Bylaw Amendment (Article VIII, Section 14)

         4(f)                 Amendment to 1986 Directors' Stock Option Plan.

         5 Opinion and Consent of Bodman, Longley, LLP as to the legality of the securities being registered.

         23(a) Consent of Grant Thornton LLP, independent auditors.

         23(b) Consent of Bodman, Longley, & Dahling, LLP, legal counsel (contained in Exhibit 5).

         24 Powers of Attorney (contained in the signature pages of this Registration Statement).








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